Exhibit 99.1

For media:
Ruth Pachman, 212-521-4891
ruth-pachman@kekst.com
or
For investors:
Mark Tubb, 205-745-2627
mark.tubb@walterenergy.com

For Immediate Release

Walter Energy Announces Third Quarter 2013 Results

Metallurgical Coal Sales Totaled 2.8 Million Metric Tons, an Increase of 7.7%
Compared With Third Quarter 2012

Metallurgical Coal Cost of Sales per Ton Declined 10.8% Compared With Third Quarter 2012

BIRMINGHAM, AL — Oct. 30, 2013 — Walter Energy Inc. (NYSE:WLT) (TSX:WLT), a leading, publicly traded “pure-play” producer of metallurgical (“met”) coal for the global steel industry, today announced results for the quarter ended September 30, 2013.

“We are pleased with the progress we made in the third quarter in reducing costs, improving productivity and increasing met coal sales,” said Walt Scheller, Chief Executive Officer. “We also continued to take proactive steps to strengthen our balance sheet and enhance our financial flexibility through a debt offering and related reduction of near-term debt maturities. Demand for our products has remained firm, and we have recently seen an improvement in met coal pricing. We look forward to improved financial performance in the fourth quarter and in 2014.”

Consolidated Financial Results

Walter Energy reported a net loss of $100.7 million, or $1.61 loss per diluted share, in the third quarter of 2013, compared with a net loss of $1.1 billion, or $16.97 loss per diluted share, in the third quarter of 2012. The net loss in the third quarter of 2013 included a gain from the early extinguishment of debt and foreign exchange gains. Excluding these items, the net loss for the quarter was $1.68 per diluted share. The third quarter of 2012 loss included non-cash goodwill impairment charges of $1.1 billion, or $17.05 per share, primarily related to the 2011 acquisition of Western Coal and a pre-tax charge of

$40.0 million associated with the abandonment of a natural gas exploration project. Third quarter 2012 adjusted net income excluding these charges was $29.8 million.

Third quarter 2013 consolidated revenues totaled $455.8 million, a decrease from $612.0 million in the third quarter of 2012, primarily due to lower met coal prices in 2013. Higher met coal sales volume in the third quarter of 2013 as compared to 2012 partially offset the decline in met coal sales pricing. Results for the current-year period also reflected the favorable impact of lower production costs, including improved met coal cost performance and continued reductions in selling, general and administrative (“SG&A”) expenses.

In the third quarter of 2013, the Company recognized non-cash deferred income tax charges of $24.0 million, primarily related to revaluation of Canadian and U.K. deferred tax liabilities as the result of changes to the statutory corporate tax rates in each jurisdiction.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of 2013 totaled $28.8 million. Excluding the gain from the early extinguishment of debt and the foreign exchange gains, adjusted EBITDA for the quarter totaled $21.3 million. Third quarter 2012 adjusted EBITDA, excluding the non-cash goodwill and other asset impairment charges, totaled $116.6 million. These charges and adjustments are shown in the Company’s “Reconciliation of Non-GAAP Financial Measures” included with this release.

Metallurgical Coal Sales Volume and Pricing

Third quarter of 2013 met coal sales volume, including both hard coking coal (“HCC”) and low-volatility (“low-vol”) pulverized coal injection product (“PCI”), was 2.8 million metric tons (“MMTs”), representing an increase of 0.2 MMTs compared with the third quarter of 2012. HCC sales volume was 2.3 MMTs in the third quarter of 2013, an increase of 5.3% compared with the third quarter of 2012. Low-vol PCI sales volume totaled 0.5 MMTs, an increase of 19.3% in the third quarter of 2013 compared with the prior-year comparable quarter. Met coal sales volume was approximately 84% of total coal sales volume in the third quarter of 2013 compared with 74% in the prior year period.

The selling price for HCC averaged $133.72 per metric ton (MT), down from the third quarter of 2012 average pricing of $196.66 per MT. Low-vol PCI pricing averaged $121.76 per MT in the third quarter of 2013 compared with $160.37 per MT in the prior year comparable quarter.

Metallurgical Coal Cash Cost of Sales

Met coal cash cost of sales for the third quarter 2013 averaged $117.95 per MT, down 10.8% compared with the third quarter of 2012.

Metallurgical Coal Production

Met coal production was 2.8 MMTs in the third quarter of 2013, comprised of 2.3 MMTs of HCC and 0.5 MMTs of low-vol PCI. Met coal production in the 2013 third quarter decreased 16.6% compared with third quarter of 2012 production of 3.3 MMTs, largely driven by planned reductions in low-vol PCI production at the Company’s Brule and Willow Creek mines, making up its Brazion operations, as well as other curtailments. Production at the Wolverine mine was lower due to a period of unfavorable mining conditions. These declines were partially offset by strong low and mid-vol production at the Company’s Alabama mines.

Met coal cash cost of production averaged $77.56 per MT in the third quarter of 2013, down $12.05 per MT or 13.4%, compared with the prior-year comparable quarter. This reduction came primarily from the Company’s Alabama low and mid-vol mines, which decreased by $18.19 per MT, or 21.9%, in the third quarter of 2013 as compared with the third quarter of the prior year.

Other Expenses

SG&A expenses totaled $21.9 million in the third quarter 2013, compared with $32.5 million in the third quarter of the prior year. Third quarter 2013 SG&A expenses exclude $5.3 million of operations-related direct administrative charges included in cost of sales resulting from a change in accounting practices.

Interest expense for the third quarter of 2013 totaled $63.5 million compared with $30.5 million in the third quarter of 2012, with the increase in the current-year period primarily driven by an increase in long-term debt, higher interest rates and a non-cash charge of $13.2 million, including the amortization of debt issuance costs applicable to prepaid debt.

Capital Expenditures

The Company’s capital expenditures totaled $28.5 million in the third quarter of 2013, compared with $85.3 million in the third quarter of 2012. Capital expenditures for the first nine months of 2013 totaled $108.7 million compared with $331.3 million in the first nine months of 2012. Lower capital spending in 2013 reflects the Company’s focus on disciplined capital spending in light of the current market conditions. The Company remains on track to meet its capital expenditure target of approximately $150 million in 2013.

Liquidity

Available liquidity was $614.0 million at the end of the third quarter of 2013, consisting of cash and cash equivalents of $293.1 million plus $320.9 million of availability under the Company’s $375 million revolving credit facility, net of outstanding letters of credit of $54.1 million.  During the quarter, the Company issued $450 million of senior secured notes, due 2019. Proceeds from the notes were used to extinguish $250 million of the Company’s Term Loan A debt, with the remainder available for general corporate purposes. The Company has no material debt maturities until June of 2015.

Outlook

Met coal production is expected to increase in the fourth quarter of 2013 as compared to the third quarter, as the Wolverine mine is moving into a more favorable phase in its mining cycle. The Company remains on track to achieve its full-year met coal production target of approximately 11 MMTs and an overall 15% reduction in year-over-year met coal production costs on a per ton basis.

Use of Non-GAAP Measures

This release contains the use of certain U.S. non-GAAP (Generally Accepted Accounting Principles) measures. These non-GAAP measures are provided as supplemental information for financial measures prepared in accordance with GAAP. Management believes that these non-GAAP measures provide additional insights into the performance of the Company, and they reflect how management analyzes Company performance and compares that performance against other companies. These non GAAP measures may not be comparable to other similarly titled measures used by other entities. A reconciliation of non-GAAP to GAAP measures is provided in the financial section of this release.

Conference Call Webcast

The Company will hold a webcast to discuss third quarter 2013 results on Wednesday, October 30, 2013, at 10:00 a.m. ET. To listen to the live event, visit www.walterenergy.com.

About Walter Energy

Walter Energy is a leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 3,500 employees, with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting Walter Energy and are subject to various risks, uncertainties and factors relating to Walter Energy’s operations and business environment, all of which are difficult to predict and many of which are beyond Walter Energy’s control, which could cause Walter Energy’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from Walter Energy’s forward-looking statements: unfavorable economic, financial and business conditions; the global economic crisis; market conditions beyond Walter Energy’s control; prolonged decline in the price of coal; decline in global coal or steel demand; prolonged or dramatic shortages or difficulties in coal production; Walter Energy customers’ refusal to honor or renew contracts; Walter Energy’s ability to collect payments from its customers; weather patterns and conditions affecting production, geological, equipment and other operational risks associated with mining; availability of adequate skilled employees and other labor relations matters; title defects preventing Walter Energy from (or resulting in additional costs for) mining its mineral interests; availability of licenses, permits, and other authorizations that may be subject to challenge; concentration of Walter Energy’s mineral operations in a limited number of areas; a significant reduction of, or loss of purchases by, Walter Energy’s largest customers; unavailability of cost-effective transportation for Walter Energy’s coal; availability, performance and costs of railroad, barge, truck and other transportation; disruptions or delays at the port facilities used by Walter Energy; risks associated with Walter Energy’s reclamation and mine closure obligations, including failure to obtain or renew surety bonds; inaccuracies in our estimates of coal reserves; estimates concerning economically recoverable coal reserves; significant cost increases and delays in the delivery of raw materials, mining equipment and purchased components; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; significant increase in competitive pressures and foreign currency fluctuations; new laws and regulations to reduce greenhouse gas emissions that impact the demand for Walter Energy’s coal reserves; greater than anticipated costs incurred for compliance with environmental liabilities or limitations on Walter Energy’s ability to produce or sell coal; future regulations that may increase Walter Energy’s costs or limit its ability to produce coal; risks related to Walter Energy’s indebtedness and its ability to generate cash for its financial obligations; inability to access needed capital; events beyond Walter Energy’s control that may result in an event of default under one or more of its debt instruments; costs related to Walter Energy’s post-retirement benefit obligations and workers’ compensation obligations; downgrade in Walter Energy’s credit rating; adverse rulings in current or future litigations; Walter Energy’s ability to attract and retain key personnel; Walter Energy’s ability to identify suitable acquisition candidates to promote growth; Walter Energy’s ability to integrate acquisitions successfully; Walter Energy’s exposure to indemnification obligations; volatility in the price of our common stock; our ability to pay regular dividends to stockholders; and other risks and uncertainties including those described in Walter Energy’s filings with the SEC. Forward-looking statements made by Walter Energy in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in Walter Energy’s most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available on our website at www.walterenergy.com and on the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Walter Energy to predict these events or how they may affect it or its anticipated results. Walter Energy has no duty to, and does not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

WALTER ENERGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME ($ in thousands, except per share and share amounts) Unaudited

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012
Revenues:
Sales	$445,937	$612,510	$1,373,344	$1,908,413
Miscellaneous income (loss)	9,859	(536)	15,291	12,698
	455,796	611,974	1,388,635	1,921,111

Costs and expenses:
Cost of sales (exclusive of depreciation and depletion)	395,311	448,765	1,183,861	1,366,383
Depreciation and depletion	82,986	82,560	232,496	223,512
Selling, general and administrative	21,873	32,486	79,676	104,578
Postretirement benefits	14,707	13,213	44,157	39,639
Restructuring and asset impairment (1)	—	1,106,715	1,699	1,106,715
	514,877	1,683,739	1,541,889	2,840,827

Operating loss	(59,081)	(1,071,765)	(153,254)	(919,716)
Interest expense (2)	(63,544)	(30,545)	(169,291)	(89,716)
Interest income	15	113	809	731
Other income (loss), net (3)	4,886	(943)	4,277	(13,855)
Loss from continuing operations before income tax benefit	(117,724)	(1,103,140)	(317,459)	(1,022,556)
Income tax benefit (4)	(17,000)	(41,184)	(132,799)	(27,972)
Loss from continuing operations	(100,724)	(1,061,956)	(184,660)	(994,584)
Income from discontinued operations	—	—	—	5,180
Net loss	$(100,724)	$(1,061,956)	$(184,660)	$(989,404)

Basic income (loss) per share:
Loss from continuing operations	$(1.61)	$(16.97)	$(2.95)	$(15.91)
Income from discontinued operations	—	—	—	0.09
Net loss	$(1.61)	$(16.97)	$(2.95)	$(15.82)

Weighted average number of basic shares outstanding (5)	62,641,605	62,572,440	62,622,957	62,523,798

Diluted income (loss) per share:
Loss from continuing operations	$(1.61)	$(16.97)	$(2.95)	$(15.91)
Income from discontinued operations	—	—	—	0.09
Net loss	$(1.61)	$(16.97)	$(2.95)	$(15.82)

Weighted average number of diluted shares outstanding (5)	62,641,605	62,572,440	62,622,957	62,523,798

Comprehensive loss	$(81,505)	$(1,054,336)	$(171,919)	$(978,418)

(1)         The three and nine months ended September 30, 2012 includes a goodwill impairment charge and an impairment charge associated with the abandonment of a natural gas exploration project.

(2)         Interest expense for the nine months ended September 30, 2013 reflects increases in interest rates on our outstanding debt obligations due to the Second, Third and Fifth Amendments to the 2011 Credit Agreement, increases in interest associated with the issuance of the $500.0 million 9.875% senior notes in the fourth quarter of 2012, the $450.0 million 8.5% senior notes in the first quarter of 2013, the $450.0 million 9.5% senior secured notes in the current quarter and the accelerated amortization of debt issuance costs associated with Term Loans A and B debt prepayments of $11.2 million.

(3)         Other income in the current period primarily relates to a gain of $4.3 million recognized upon the prepayment of $250 million of our Term Loan A debt using proceeds from the issuance of $450.0 million 9.5% senior secured notes in the current quarter.

(4)         The 2013 income tax benefit includes the effects of changes to statutory tax rates within the various geographic regions we operate, inclusive of their effects on deferred taxes.

(5)         In periods of net loss, the number of shares used to calculate diluted earnings per share is the same as that used to calculate basic earnings per share.

WALTER ENERGY, INC. AND SUBSIDIARIES RESULTS BY OPERATING SEGMENT ($ in thousands) Unaudited

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012

REVENUES:
U.S. Operations	$337,269	$483,615	$997,503	$1,402,526
Canadian and U.K. Operations	119,367	127,905	390,684	515,901
Other	(840)	454	448	2,684
Revenues	$455,796	$611,974	$1,388,635	$1,921,111

OPERATING INCOME (LOSS):
U.S. Operations	$(8,008)	$(22,228)	$22,368	$191,998
Canadian and U.K. Operations	(48,022)	(1,036,690)	(163,135)	(1,074,924)
Other	(3,051)	(12,847)	(12,487)	(36,790)
Operating loss	$(59,081)	$(1,071,765)	$(153,254)	$(919,716)

DEPRECIATION AND DEPLETION:
U.S. Operations	$53,060	$44,789	$131,722	$130,635
Canadian and U.K. Operations	29,383	37,305	99,235	91,976
Other	543	466	1,539	901
Depreciation and depletion	$82,986	$82,560	$232,496	$223,512

CAPITAL EXPENDITURES:
U.S. Operations	$24,741	$41,670	$90,945	$121,633
Canadian and U.K. Operations	2,867	43,419	16,412	205,776
Other	876	195	1,378	3,931
Capital expenditures	$28,484	$85,284	$108,735	$331,340

WALTER ENERGY, INC. AND SUBSIDIAIRES SUPPLEMENTAL FINANCIAL DATA (Ton information in 000’s metric tons and dollars in USD) Unaudited

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012			Three Months Ended June 30, 2013
	U.S. Operations	Canadian and U.K. Operations	Total	U.S. Operations	Canadian and U.K. Operations	Total	U.S. Operations	Canadian and U.K. Operations	Total
Total Metallurgical
Sales Metric Tons	1,953	871	2,824	1,880	743	2,623	1,621	819	2,440
Production Metric Tons	2,069	704	2,773	1,721	1,604	3,325	2,070	879	2,949
Average Net Selling Price	$132.46	$130.56	$131.88	$196.41	$178.49	$191.34	$153.99	$143.31	$150.41
Average Cash Cost of Sales per Ton (1)(2)	$105.26	$146.40	$117.95	$118.91	$165.98	$132.24	$101.12	$163.43	$122.04
Average Cash Cost of Production per Ton (1)	$63.12	$119.98	$77.56	$85.45	$94.08	$89.61	$68.22	$102.62	$78.47

Low Vol Hard Coking
Sales Metric Tons	1,116	—	1,116	939	47	986	983	37	1,020
Production Metric Tons	1,330	—	1,330	1,015	90	1,105	1,272	3	1,275
Average Net Selling Price	$137.31	$—	$137.31	$213.80	$243.30	$215.14	$158.93	$146.31	$158.51
Average Cash Cost of Sales per Ton (1)(2)	$98.67	$—	$98.67	$101.84	$329.41	$112.18	$91.52	$224.76	$95.97
Average Cash Cost of Production per Ton (1)	$58.76	$—	$58.76	$68.56	$170.50	$76.86	$57.99	$107.17	$58.09

Mid Vol Hard Coking
Sales Metric Tons	581	346	927	678	256	934	500	317	817
Production Metric Tons	576	234	810	473	551	1,024	596	411	1,007
Average Net Selling Price	$132.90	$143.94	$137.02	$191.99	$197.79	$193.58	$154.94	$154.35	$154.71
Average Cash Cost of Sales per Ton (1)(2)	$113.58	$179.79	$138.26	$135.74	$107.27	$127.94	$127.28	$162.19	$140.83
Average Cash Cost of Production per Ton (1)	$78.37	$184.59	$109.09	$113.60	$78.59	$94.74	$81.69	$123.36	$98.71

High Vol Hard Coking
Sales Metric Tons	256	—	256	263	—	263	138	—	138
Production Metric Tons	163	—	163	233	—	233	202	—	202
Average Net Selling Price	$106.14	$—	$106.14	$138.28	$—	$138.28	$110.15	$—	$110.15
Average Cash Cost of Sales per Ton (1)(2)	$113.28	$—	$113.28	$135.02	$—	$135.02	$106.69	$—	$106.69
Average Cash Cost of Production per Ton (1)	$44.76	$—	$44.76	$101.93	$—	$101.93	$92.95	$—	$92.95

Low Vol PCI
Sales Metric Tons	—	525	525	—	440	440	—	465	465
Production Metric Tons	—	470	470	—	963	963	—	465	465
Average Net Selling Price	$—	$121.76	$121.76	$—	$160.37	$160.37	$—	$135.55	$135.55
Average Cash Cost of Sales per Ton (1)(2)	$—	$124.45	$124.45	$—	$182.76	$182.76	$—	$159.46	$159.46
Average Cash Cost of Production per Ton (1)	$—	$87.75	$87.75	$—	$95.81	$95.81	$—	$84.24	$84.24

Thermal
Sales Metric Tons	540	—	540	927	10	937	305	12	317
Production Metric Tons	620	29	649	805	9	814	407	12	419
Average Net Selling Price	$65.04		$65.04	$67.00	$117.55	$67.51	$68.03	$111.03	$69.65
Average Cash Cost of Sales per Ton (1)(2)	$53.44		$53.44	$55.27	$131.48	$56.05	$92.48	$252.27	$98.52
Average Cash Cost of Production per Ton (1)	$34.77	$75.69	$36.61	$57.21	$—	$56.60	$63.34	$115.73	$64.89

(1)            Average Cash Cost of Sales per Ton is based on reported Cost of Sales and includes items such as freight, royalties, manpower, fuel and other similar production and sales cost items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost of Production per Ton is based on period costs of mining and includes items such as manpower, fuel and other similar production items but excludes depreciation, depletion and post retirement benefits. Average Cash Cost per Ton is a non-GAAP financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe Average Cash Cost per Ton is a useful measure of performance and we believe it aids some investors and analysts in comparing us against other companies to help analyze our current and future potential performance. Average Cash Cost of Sales per Ton may not be comparable to similarly titled measures used by other companies.

(2)            Reconciliation of Cash Cost of Sales per Ton to Cost of Sales as disclosed (in thousands USD):

	Quarter Ended September 30, 2013	Quarter Ended September 30, 2012	Quarter Ended June 30, 2013
Cash Cost of Sales as calculated from above (sales tons times average cash cost per ton)	$361,948	$399,382	$329,008
Cash Cost of other products	33,363	49,383	38,608
Total Cost of Sales	$395,311	$448,765	$367,616

WALTER ENERGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS ($ in thousands) Unaudited

	September 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$293,134	$116,601
Receivables, net	305,354	256,967
Inventories	320,681	306,018
Deferred income taxes	58,073	58,526
Prepaid expenses	47,097	53,776
Other current assets	20,778	23,928
Total current assets	1,045,117	815,816
Mineral interests, net	2,917,902	2,965,557
Property, plant and equipment, net	1,628,441	1,732,131
Deferred income taxes	148,311	160,422
Other long-term assets	100,741	94,494
TOTAL ASSETS	$5,840,512	$5,768,420

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$12,179	$18,793
Accounts payable	97,693	114,913
Accrued expenses	154,470	184,875
Accumulated postretirement benefits obligation	30,511	29,200
Other current liabilities	214,300	206,473
Total current liabilities	509,153	554,254
Long-term debt	2,770,381	2,397,372
Deferred income taxes	854,408	921,687
Accumulated postretirement benefits obligation	641,337	633,264
Other long-term liabilities	236,555	251,272
TOTAL LIABILITIES	5,011,834	4,757,849
STOCKHOLDERS’ EQUITY	828,678	1,010,571
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,840,512	$5,768,420

WALTER ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES
IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

($ in thousands, except per share amounts)

Unaudited

					Accumulated
			Capital in		Other
		Common	Excess of	Accumulated	Comprehensive
	Total	Stock	Par Value	Deficit	Loss

Balance at December 31, 2012	$1,010,571	$625	$1,628,244	$(347,448)	$(270,850)

Net loss	(184,660)			(184,660)
Other comprehensive income, net of tax	12,741				12,741
Stock issued upon the exercise of stock options	279	1	278
Dividends paid, $0.26 per share (1)	(16,264)		(24,078)	7,814
Stock-based compensation	7,022		7,022
Tax effect from stock-based compensation arrangements	(718)		(718)
Other	(293)	—	—	(293)
Balance at September 30, 2013	$828,678	$626	$1,610,748	$(524,587)	$(258,109)

(1)            An adjustment of $7.8 million was made to Capital in Excess of Par Value in the first quarter of 2013 to correct the classification of the dividend declared in the fourth quarter of 2012. Also, on July 23, 2013, the Company announced that its Board of Directors determined to reduce its regular quarterly dividend to $0.01 per share from the previous quarterly dividend of $0.125 per share.

WALTER ENERGY, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES Unaudited

RECONCILIATION OF EBITDA FROM CONTINUING OPERATIONS, EBITDA AND ADJUSTED EBITDA TO AMOUNTS REPORTED UNDER US GAAP:

	For the three months		For the nine months
	ended September 30,		ended September 30,
($ in thousands)	2013	2012	2013	2012

Loss from continuing operations	$(100,724)	$(1,061,956)	$(184,660)	$(994,584)
Interest expense	63,544	30,545	169,291	89,716
Interest income	(15)	(113)	(809)	(731)
Income tax benefit	(17,000)	(41,184)	(132,799)	(27,972)
Depreciation and depletion expense	82,986	82,560	232,496	223,512
Earnings from continuing operations before interest, income taxes, and depreciation and depletion (EBITDA from continuing operations) (1)	28,791	(990,148)	83,519	(710,059)
Pretax income from discontinued operations	—	—	—	8,282
Earnings before interest, income taxes, and depreciation and depletion (EBITDA) (2)	28,791	(990,148)	83,519	(701,777)
Restructuring and asset impairment	—	1,106,715	1,699	1,106,715
Other items, including proxy contest expenses	(3,415)	—	8,852	—
Gain on early extinguishment of debt	(4,293)	—	(4,293)	—
Loss on ineffective portion of derivative instruments	235	—	235	—
Adjusted EBITDA (3)	$21,318	$116,567	$90,012	$404,938

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) TO AMOUNTS REPORTED UNDER US GAAP:

	For the three months		For the nine months
	ended September 30,		ended September 30,
($ in thousands)	2013	2012	2013	2012

Net loss	$(100,724)	$(1,061,956)	$(184,660)	$(989,404)
Income from discontinued operations, net of tax expense: $3.1 million	—	—	—	(5,180)
Restructuring and asset impairment, net of tax benefit: $0.4 million for the nine months ended September 30, 2013 and $15.0 million for the three and nine months ended September 30, 2012	—	1,091,745	1,330	1,091,745
Other items, including proxy contest expenses, net of tax (expense) benefit: $1.2 million and $(3.6) million for the three and nine months ended September 30, 2013, respectively	(2,251)	—	5,300	—
Gain on early extinguishment of debt, net of tax expense: $1.6 million	(2,657)	—	(2,657)	—
Loss on ineffective portion of derivative instruments, net of tax benefit: $0.1 million	145	—	145	—
Adjusted net income (loss) (4)	$(105,487)	$29,789	$(180,542)	$97,161

Weighted average number of diluted shares outstanding	62,641,605	62,572,440	62,622,957	62,523,798

Adjusted diluted income (loss) per share:	$(1.68)	$0.48	$(2.88)	$1.55

(1)

EBITDA from continuing operations is defined as earnings excluding discontinued operations before interest expense, interest income, income taxes, and depreciation and depletion expense. EBITDA from continuing operations is a financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe that EBITDA from continuing operations is a useful measure as some investors and analysts use EBITDA from continuing operations to compare us against other companies and to help analyze our ability to satisfy principal and interest obligations and capital expenditure needs. EBITDA from continuing operations may not be comparable to similarly titled measures used by other companies.

(2)

EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, and depreciation and depletion expense. EBITDA is a financial measure which is not calculated in conformity with U.S. Generally Accepted Accounting Principles (GAAP) and should be considered supplemental to, and not as a substitute or superior to financial measures calculated in conformity with GAAP. We believe that EBITDA is a useful measure as some investors and analysts use EBITDA to compare us against other companies and to help analyze our ability to satisfy principal and interest obligations and capital expenditure needs. EBITDA may not be comparable to similarly titled measures used by other companies.

(3)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude restructuring charges (benefits), asset impairment, proxy contest expenses and other miscellaneous items, gain on early extinguishment of debt, and loss on ineffective portion of derivative instruments. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, analogous measures are used by industry analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

(4)

Adjusted net income (loss) is defined as net loss excluding income from discontinued operations, restructuring charges (benefits), asset impairment, proxy contest expenses and other miscellaneous items, gain on early extinguishment of debt, and loss on ineffective portion of derivative instruments, net of tax. Adjusted net income (loss) is not a measure of financial performance in accordance with generally accepted accounting principles, and we believe items excluded from Adjusted net income (loss) are significant to a reader in understanding and assessing our results of operations. Therefore, Adjusted net income (loss) should not be considered in isolation, nor as an alternative to net income (loss) under generally accepted accounting principles.

WALTER ENERGY, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS ($ in thousands) Unaudited

	For the nine months ended September 30,
	2013	2012
OPERATING ACTIVITIES
Net loss	$(184,660)	$(989,404)
Less income from discontinued operations	—	(5,180)
Loss from continuing operations	(184,660)	(994,584)

Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:

Depreciation and depletion	232,496	223,512
Deferred income tax benefit	(68,426)	(100,419)
Impairment Charges	—	1,106,715
Amortization of debt issuance costs	25,392	12,763
Other	(4,422)	28,259

Decrease (increase) in current assets:
Receivables	(48,631)	79,310
Inventories	(7,274)	(113,601)
Prepaid expenses and other current assets	4,801	(8,412)

Increase (decrease) in current liabilities:
Accounts payable	(1,397)	91,349
Accrued interest	30,676	(1,300)
Accrued expenses and other current liabilities	(22,581)	9,414
Cash flows provided by (used in) operating activities	(44,026)	333,006

INVESTING ACTIVITIES
Additions to property, plant and equipment	(108,735)	(331,340)
Proceeds from sales of investments	1,559	12,382
Other	663	1,076
Cash flows used in investing activities	(106,513)	(317,882)

FINANCING ACTIVITIES
Proceeds from issuance of debt	897,412	—
Borrowings under revolving credit agreement	646,320	272,926
Repayments on revolving credit agreement	(646,320)	(125,396)
Retirements of debt	(510,255)	(128,450)
Dividends paid	(16,264)	(23,432)
Net consideration paid upon exercise of warrants	—	(11,535)
Debt issuance costs	(42,128)	(6,376)
Other	(732)	178
Cash flows provided by (used in) financing activities	328,033	(22,085)
Cash flows provided by (used in) continuing operations	177,494	(6,961)

CASH FLOWS FROM DISCONTINUED OPERATIONS	—	9,500

EFFECT OF FOREIGN EXCHANGE RATES ON CASH	(961)	(1,047)

Net increase in cash and cash equivalents	176,533	1,492
Cash and cash equivalents at beginning of period	116,601	128,430
Cash and cash equivalents at end of period	$293,134	$129,922